AMERICAN FINANCIAL REALTY TRUST

	   LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING

	The undersigned hereby constitutes and appoints each of Edward J. Matey Jr., Sonya A. Huffman and James W. McKenzie, Jr., signing individually, the undersigned's true and lawful attorney-in-fact to prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or trustee of American Financial Realty Trust (the "Company"), Forms 3, 4, and 5 (including any amendments to such Forms, whether filed prior to or after the date of this Power of Attorney) with respect to the securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

	The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

	The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder.


	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 5th day of January, 2005.

					/s/ James T. Ratner
								Signature


								James T. Ratner
					Print Name